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

 General DataComm Industries, Inc. and Subsidiaries
 Calculation of Earnings per Share                             Exhibit 11
 (In thousands except per share data)

				                                          		Three months ended
						                                          December 31,
						                                          1995     1994
Primary earnings per share:
    Weighted average number of common shares
      outstanding                                20,499   18,198
    Assumed exercise of certain stock options         -        -
                                           					 ------   ------
			                                          			 20,499   18,198
					                                          	 ------   ------
Net loss                                        ($2,891)   ($805)
						                                           ------   ------
Loss per share                                   ($0.14)  ($0.04)
						                                           ------   ------

Fully diluted earnings per share:
    Weighted average number of common shares
       outstanding                               20,499   18,198
    Assumed exercise of certain stock options        -        -
                                           					 ------   ------
						                                           20,499   18,198
						                                           ------   ------
Net loss                                        ($2,891)   ($805)
						                                           ------   ------
Loss per share                                   ($0.14)  ($0.04)
					                                          	 ------   ------
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